Williams Controls Receives Letter From NYSE Amex Regarding Timely Notice of Record Date for 2012 Annual Meeting of Stockholders

PORTLAND, OR -- (Marketwire - January 27, 2012) - Williams Controls, Inc. (the "Company") (NYSE Amex: WMCO) received a letter from NYSE Regulation on January 26, 2012 advising that the Company did not comply with Sections 703 and 1009 of the NYSE Amex Company Guide, which required the Company to provide the NYSE Amex with ten days prior notice of the January 13, 2012 record date for its upcoming 2012 Annual Meeting of Stockholders. The Company will file a Form 8-K with the Securities and Exchange Commission related to this matter. The NYSE Amex also notified the Company that according to Section 401(j) of the Company Guide it needed to issue a news release.

ABOUT WILLIAMS CONTROLS
Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 300 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com. Information posted on our website is not incorporated into, and does not constitute a part of, this release.

Contact:
Mike Rusk
Financial Controller
Telephone: (503) 684-8600